Exhibit 99.1

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2015

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 111 SW Columbia Street Suite 800 Portland, OR 97201 T 503-222-3562 F 503-295-0148 www.GrantThornton.com

Board of Directors

CXO Acquisition Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of CXO Acquisition Holdings, LLC and subsidiaries (a Delaware corporation), which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statement of operations, changes in members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CXO Acquisition Holdings, LLC and subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Portland, Oregon

March 4, 2016 (except the “Fair Value Instruments” and “Goodwill” paragraphs in Note 2, and Notes 3, 6, 7, and 13, which are as of July 14, 2016)

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2015

(IN THOUSANDS, EXCEPT PER SHARE DATA)

Assets
Current Assets:
Cash and cash equivalents	$9,362
Accounts receivable, net of allowance for bad debts of $57 as of December 31, 2015	4,899
Unbilled receivables	8,366
Deferred event costs	877
Deferred financing fees	408
Prepaid expenses and other	458
Total Current Assets	24,370
Accounts receivable, non-current	103
Deferred financing fees, non-current, net	690
Property and equipment, net	3,869
Deferred event costs, non-current	12
Intangible assets, net	18,523
Goodwill	65,780
Total Assets	$113,347
Liabilities
Current Liabilities:
Accounts payable	$1,162
Accrued expenses	3,075
Income tax payable	1,806
Current portion of term loan	658
Deferred revenue	13,750
Total Current Liabilities	20,451
Deferred revenue non-current	103
Deferred tax liability	3,455
Term loan	64,484
Other non-current liabilities	226
Total Liabilities	88,719
Redeemable preferred units (par value $1.00; 48,704 units authorized; 48,679 issued and outstanding as of December 31, 2015)	25,716
Members’ Deficit:
Class A common units (par value $0.10; 25,634 units authorized; 25,621 issued and outstanding as of December 31, 2015)	2,562
Class B common units (no-par value; 4,524 units authorized; 4,012 issued and outstanding as of December 31, 2015)	—
Additional paid-in capital – preferred units	(4,982)
Retained earnings	1,332
Total Members’ Deficit	(1,088)
Total Liabilities, Redeemable Preferred Units, and Members’ Deficit	$113,347

See notes to the Financial Statements.

CXO ACQUISITION HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(IN THOUSANDS)

Revenue	$46,226
Cost of Revenue	23,563
General and administrative expenses (includes depreciation and amortization expense)	12,294
Operating income	10,369
Other Expenses
Interest Expense	(4,750)
Income before provision for income taxes	5,619
Provision for income taxes	(2,353)
Net Income	$3,266

See notes to the Financial Statements.

CXO ACQUISITION HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2015

(IN THOUSANDS)

					APIC -		Total Members'
	Class A		Class B		Preferred	Retained	Deficit
	Units	Amount	Units	Amount	Units	Earnings	Units	Amount
Balances at January 1, 2015	25,621	$2,562	3,722	$—	$(4,982)	$—	29,343	$(2,420)
Granted	—	—	340	—	—	—	340	—
Forfeited	—	—	(50)	—	—	—	(50)	—
Accretion	—	—	—	—	-	(1,934)	—	(1,934)
Net income	—	—	—	—	—	3,266	—	3,266
Balances at December 31, 2015	25,621	$2,562	4,012	$—	$(4,982)	$1,332	29,633	$(1,088)

See notes to the Financial Statements.

CXO ACQUISITION HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2015

(IN THOUSANDS)

Cash flows from Operating Activities
Net Income	$3,266
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,169
Deferred income taxes	1,175
Changes in operating assets and liabilities:
Accounts receivable	(3,559)
Unbilled receivables	(59)
Deferred event costs	(568)
Prepaid expenses and other	(118)
Other non-current assets	112
Accounts payable	(680)
Accrued expenses	1,098
Deferred revenue	2,930
Income tax payable	910
Other non-current liabilities	109
Net cash provided by operating activities	10,785
Cash flow from investing activities:
Purchase of property and equipment	(2,522)
Net cash used in investing activities	(2,522)
Cash flow from financing activities:
Payments on term loan	(658)
Net cash used in financing activities	(658)
Net increase in cash	7,605
Cash and cash equivalents at beginning of period	1,757
Cash and cash equivalents at end of period	$9,362
Supplemental cash flow disclosures:
Cash paid for interest	$4,750
Cash paid for income taxes	$187
Supplemental noncash investing and financing activities:
Accretion of preferred units	$1,934

See notes to the Financial Statements.

CXO ACQUISITION HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

1.	DESCRIPTION OF THE BUSINESS

CXO Acquisition Holdings, LLC (the Company) was formed on September 17, 2012 in the state of Delaware. The Company provides solutions that drive peer-to-peer engagement, networking and leadership development to C-Suite executives. The principal offices are located in Portland, Oregon.

The consolidated financial statements include the accounts of CXO Acquisition Co. (CXO) and Sports Leadership Acquisition Co. (SLI). All significant intercompany balances and transactions have been eliminated upon consolidation.

On September 28, 2012, the Company acquired the assets of Evanta Ventures, Inc. and Sports Leadership, Inc. Consideration for the assets purchased and liabilities assumed was in the form of cash paid of $93,657. The Company recognized $33,500 of amortizable intangibles, comprised of customer relationships, trade names and delegate relationships. Goodwill of $65,780 was also recognized as a result of this transaction. This transaction was accounted for using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (GAAP) and the operating results of Evanta Ventures, Inc. and Sports Leadership, Inc. from the date of acquisition are included in the consolidated statement of operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The accompanying consolidated financial statements have been prepared to present the financial position of the Company and the results of its operations and cash flows in conformity with GAAP.

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents – The Company considers cash on hand, cash in bank accounts, and investments with maturity of three months or less when purchased as cash and cash equivalents. At times, balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Accounts Receivable –The Company recognizes contractually non-refundable sponsorship fees less related cash receipts as accounts receivable with a corresponding entry to deferred revenue if the related event has not occurred. Substantially all billings and collections occur prior to the date of the related event, which mitigates the Company’s exposure to bad debts. Non-current accounts receivable represents customer obligations associated with events that are scheduled to occur more than 12 months after the date of the financial statements. One customer made up 11% of total billed and unbilled, current and non-current, accounts receivable as of December 31, 2015.  The Company has recorded an allowance for uncollectible accounts receivable of $57 as of December 31, 2015.

Deferred Event Expenses – Expenses, including staff costs, which are directly related to production of the event are recorded as deferred costs in the balance sheet and are expensed on the date the event occurs.

Property and Equipment – Property and equipment are recorded in the balance sheet at cost less accumulated depreciation. The Company depreciates fixed assets using the straight-line method of depreciation over the estimated useful life, ranging from three to five years with the exception of leasehold improvements, which are depreciated over the shorter of the lease term or useful life of leasehold improvements. The cost of repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation thereon are removed and any resulting gain or loss is recognized in the consolidated statement of operations.

Deferred Financing Costs – Deferred financing costs consist of capitalized amounts for bank financing fees and are stated at cost, less accumulated amortization computed on a straight-line basis over the period of the underlying debt.

Fair Value of Financial Instruments – Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. There is a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The Company’s level one fair value measurements include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to their short-term maturities. The Company’s level fair value measurements include the carrying value of bank borrowings under the credit facility, which approximate fair value due to the variable rate nature of the indebtedness. The level three asset measured at fair value on a nonrecurring basis consists of goodwill.

Goodwill – In assessing the fair value of goodwill, we first make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If, after completing our qualitative assessment, we determine that it is more likely than not that the carrying value exceeds estimated fair value, we compare the fair value to our carrying value (including goodwill). If the estimated fair value is greater than the carrying value, we conclude that no impairment exists. If the estimated fair value of the reporting unit is less than the carrying value, a second step is performed in which the implied fair value of goodwill is compared to its carrying value. If the implied fair value of goodwill is less than its carrying value, goodwill must be written down to its implied fair value, resulting in goodwill impairment. We test goodwill for impairment during the fourth quarter of every fiscal year and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist.

The qualitative analysis included assessing the impact of changes in certain factors including: (1) changes in forecasted operating results and a comparison of actual results to projections, (2) changes in the industry or our competitive environment since the acquisition date, (3) changes in the overall economy, our market share and market interest rates since the acquisition date, (4) trends in the stock price and related market capitalization and enterprise values, (5) trends in peer companies’ total enterprise value metrics, and (6) additional factors such as management turnover and changes in regulations.

Based on our qualitative assessment performed during the fourth quarter of 2015, we concluded that it was more likely than not that the estimated fair values of our reporting units exceeded their carrying values as of December 31, 2015 and, therefore, determined it was not necessary to perform the two-step goodwill impairment test.

Impairment of Long-Lived Assets – The Company evaluates the carrying value of long-lived assets and intangibles with a finite life for possible impairment as events or changes arise indicating that such assets should be reviewed. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying value of the asset exceeds its fair value. Fair value is determined by discounting estimated future cash flows, appraisal or other methods deemed appropriate. The Company determined as of December 31, 2015 that no triggering events have occurred for its long-lived assets.

Revenue Recognition – Substantially all of the Company’s revenue is generated from sponsorship fees for its events and is recognized on the date the event occurs. The Company has two product lines; CISO Coalition, a membership based service, and Professional Development Academy, an online leadership development learning platform, which both recognize revenue based on the term of service, generally one year. Other types of revenue, including no-show fees, attendance fees and service charges are recognized when earned based on contractual terms of the arrangements.

Income Tax – The Company is a limited liability corporation taxed as a partnership for federal and state income tax purposes.  Any items of income or expense of the Company pass through to its owners to be taxed.  The Company is the single owner of two C-corporations – CXO Acquisition Company, Inc. and Sports Leadership Acquisition Company, Inc.  These two companies hold all of the outstanding stock of two operating C-corporations, Evanta Ventures, Inc. (“EVI”) and Sports Leadership Institute, Inc. (“SLI”), respectively.  Each of these two holding companies and their respective underlying operating company join in filing a consolidated federal income tax return.  As C-corporations, these entities pay a corporate-level income tax on all net taxable earnings. The earnings or losses of these C-corporations do not pass through to the Company.

The income tax benefit and deferred income tax assets and liabilities are presented herein using the separate-return method for each of the two aforementioned consolidated groups. For the year ended December 31, 2015, EVI is in a taxable position and is solely responsible for the current tax expense being accrued.  For the year ended December 31, 2015, SLI is in a taxable loss position and is responsible for the net operating loss carryforward deferred tax asset.

Income taxes are accounted for using the asset and liability method.  Deferred tax assets and liabilities are recognized for their future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable earnings in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

3.	Recent Accounting Pronouncements

Recently Adopted

In January 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2014-02 related to the accounting for goodwill by private companies. Under this guidance, private companies may elect to amortize goodwill over 10 years, or less than 10 years if the entity can demonstrate that another useful life is more appropriate, and to test goodwill for impairment only upon occurrence of a triggering event that indicates that the book value of the entity may exceed the fair value of the entity, as opposed to testing goodwill for impairment annually under prior accounting guidance. The accounting guidance is effective for the fiscal year beginning after December 15, 2014 and early adoption is permitted.

On January 1, 2013, the Company had adopted ASU 2014-02 related to the accounting for goodwill by private companies. However, these financial statements are being revised as the Company now meets the definition of a public business entity and is precluded from adopting ASU 2014-02.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The provisions of ASU 2015-17 are effective for fiscal years beginning after December 15, 2017, or January 1, 2018 for the Company, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of an interim or annual reporting period. As permitted by ASU 2015-17, the Company adopted early the provisions of ASU 2015-17 effective as of January 1, 2015 on a prospective basis, which did not have an impact on its consolidated results of operations and consolidated statements of cash flows.

Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU requires entities to recognize revenue through the application of a five-step model, which includes identification of the contract, identification of the performance obligations, determination of the transaction price, allocation of the transaction price to the performance obligations, and recognition of revenue as the entity satisfies the performance obligations. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which provided a one-year deferral of the effective date to periods beginning after December 15, 2017 with early adoption permitted as early as the initial effective date. The Company is in the process of evaluating the methods of adoption and assessing its impact on the Company’s consolidated financial statements and related disclosures.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30). This ASU requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for private companies for fiscal years beginning after December 15, 2016.  The Company does not expect this ASU will have a material impact on the Company’s consolidated financial statements or related disclosures when adopted.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires entities to recognize assets and liabilities for most leases on their balance sheets. It also requires additional qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the effect that this standard will have on its consolidated financial statements and related disclosures.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2015
	Cost	Accumulated Depreciation	Net Book Value
Furniture and fixtures	$161	$63	$98
Computer equipment	583	418	165
Computer software	1,437	436	1,001
Office equipment	188	102	86
Leasehold improvements	236	84	152
Event equipment	2,133	748	1,385
Curricula	671	165	506
Capital projects in process	476	—	476
	$5,885	$2,016	$3,869

Depreciation and amortization of property and equipment for the year ended December 31, 2015 was $1,178.

5.	INTANGIBLE ASSETS

Intangible assets consist of the following:

December 31, 2015
Customer (sponsor) relationships (6 and 8 year life)	$25,300
Accumulated amortization	10,427
Customer (sponsor) relationship, net	14,873
Trade Names (8 year life)	3,200
Accumulated amortization	1,300
Trade names, net	1,900
Delegate relationships (5 year life)	5,000
Accumulated amortization	3,250
Delegate relationships, net	1,750
Total	$18,523

For the year ended December 31, 2015, the Company recognized amortization expense on intangible assets of $4,608. Future amortization expense is as follows:

2016	$4,608
2017	4,358
2018	3,563
2019	3,425
2020	2,569
$18,523

6.	TAXATION

The provision for income taxes consists of the following:

Year Ended December 31, 2015
Federal	$954
State	224
Total current	1,178
Deferred
Federal	950
State	225
Total deferred	1,175
Total provision	$2,353

The deferred tax liability pertaining to the Company comprises the following:

December 31, 2015
Deferred tax asset:
Accrued compensation	$50
Bad debt reserve	22
Deferred rent	88
Debt Issuance Cost	9
Other	96
Total deferred tax asset	$265
Deferred tax liability:
Work in process	$(261)
Fixed assets	(757)
Intangible assets (EVI)	(2,239)
Intangible assets (SLI)	(225)
Prepaid Expenses	(74)
Debt Issuance Cost	(164)
Total deferred tax liability	$(3,720)
Net deferred tax liability	$(3,455)

The Company’s provision for income taxes resulted in an effective tax rate that varied from the statutory federal income tax rate as follows:

December 31, 2015
Expected tax expense at statutory federal tax rate	34.00%
State and local income taxes, net of federal income tax benefit	4.97%
Non-deductible and return to provision true-ups	2.92%
Income tax expense, net	41.89%

The Company’s policy is to record accrued interest and penalties associated with uncertain tax positions in income tax expense in the statements of operations. As of December 31, 2015 the Company had no unrecognized tax benefits and no accrued interest or penalties related to unrecognized tax benefits.

The Company does not expect a material change in the amount of its unrecognized tax benefits over the next twelve months.

The Company is subject to income taxes in the U.S. federal jurisdiction, as well as a number of U.S. states, based upon the location of the events produced by the Company. The Company is no longer subject to income tax examination by the federal tax authorities for the tax years before September 30, 2011.

7.	REDEEMABLE PREFERRED UNITS

The Company has authorized the issuance of up to 48,704 Preferred Units at the price of $1 per unit as of December 31, 2015. Holders of Preferred Units are entitled to voting rights and distributions in accordance with the LLC agreement.  The Preferred Units accrue a return of 8% per annum, compounding on the first day of each fiscal quarter, which totaled $1,934 for the year ended December 31, 2015.  The Preferred Return is payable upon an election to have a discretionary distribution from the Management Committee.  The cumulative preferred return as of December 31, 2015 is $11,376.

These preferred units are redeemable at any time after September 28, 2017, if the unit holders holding over 50% of the Preferred Units then outstanding choose to redeem. Due to this redemption option, these units are classified outside of members’ deficit. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Units shall be entitled to receive, prior and in preference to distributions specified by the LLC agreement of any of the assets to the holders of Class A Common and Class B Common units by reason of their ownership thereof, an amount equal to all unreturned contributions plus any accrued and unpaid preferred return.

8.	MEMBERS’ DEFICIT

Class A Common Units

The Company has authorized the issuance of up to 25,634 Class A Common Units at a price of $0.10 per unit as of December 31, 2015. Holders of Class A Common Units are entitled to voting rights, distributions and profit/loss allocations in accordance with the LLC agreement.

In the event of any litigation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Class A Common Units shall be entitled to receive, after and subject to the payment in full of amounts required to be distributed to holders of Preferred Units, an amount in proportion to their residual profit percentage. Class B Common Units will not be included in this distribution until an aggregate amount equal to the Class B Strike Price has been distributed, at which point Class B Units participate in any incremental distributions to the extent they are vested.

Class B Common Units – Profits Interest Units (PIUs)

The Company’s Operating Agreement and 2012 Equity Incentive Plan (the plan), approved September 28, 2012, authorizes the Company to issue 4,524 Class B units of the Company (PIUs) to key employees.

Each PIU award vests in two tranches; time-vested and performance-vested. One-third (33.33%) of the granted units vest in accordance with a time-based schedule: 20% vesting on each of the first five anniversaries of the Vesting Commencement Date, and two-thirds (66.67%) of the granted units vest based on achievement of the Investor Return on Investment which is defined in the plan. As of December 31, 2015 vested PIUs were 666.

In accordance with the Operating Agreement, PIU holders are not entitled to vote on any matter and only receive distributions after all previous priority returns to Preferred and Class A Common unit holders have been made. The Company has the right, but not the obligation, upon the occurrence of any Termination Event to repurchase any vested PIUs from the Grantee.  As the outcome of a liquidity event condition is not probable at December 31, 2015, and the amount of any compensation cost associated with the PIUs vested over time would not be significant, the Company has not recognized any compensation cost in connection with the issuance of the PIU grants.

The following table summarizes PIU activity for the year ended December 31, 2015:

2015
Outstanding at beginning of year	3,722
Granted	340
Forfeited	(50)
Outstanding at end of year	4,012

	No. of Class B Units	Weighted Average Grant Date Fair Value
Non-vested as of January 1, 2015	3,300	0.13
Granted	340	2.59
Vested	(244)	0.13
Forfeited	(50)	0.78
Non-vested as of December 31, 2015	3,346	$0.37

The total fair value of the units granted in 2015 amounted to $881. At December 31, 2015, the weighted average period of the unvested units was 2.1 years.

9.	COMMITMENTS AND CONTINGENCIES

The Company leases its office spaces (Portland, OR, Scottsdale, AZ, and La Crosse, WI) and certain venue space. The Portland, OR location includes escalation clauses. The aggregate minimum rental commitments at December 31, 2015 amounted to $4,532 and is payable as follows:

	Office space	Venue space	Total
2016	$761	$446	$1,207
2017	778	—	778
2018	801	—	801
2019	824	—	824
2020	849	—	849
Thereafter	73	—	73
Total	$4,086	$446	$4,532

Consolidated rent expense was $791 for the year ended December 31, 2015.

10.	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) profit sharing plan which covers all employees that meet the plan’s eligibility requirements. Contributions to the plan in the form of profit sharing are made at the discretion of the Board of Directors. No profit sharing contributions were made to the plan for the year ended December 31, 2015.

11.	RELATED PARTY TRANSACTIONS

For the year ended December 31, 2015, the Company paid management fees of $473 to a member of the Company, Leeds Equity Partners V LP.

12.	TERM DEBT

On December 23, 2014, the Company entered into a second amendment to credit agreement that included an aggregate principal term loan of $65,800, and a revolving loan commitment of $5,000. The total commitment expires on December 23, 2019. As of December 31, 2015, the borrowing rate was 6.90%. Interest is paid quarterly.

At December 31, 2015, the outstanding term loan was $65,142, which included the current portion of $658.

At December 31, 2015, unamortized deferred financing fees amounted to $1,098, of which, $690 was presented as noncurrent asset in the accompanying consolidated balance sheets. Amortization of deferred financing costs in 2015 amounted to $383.

The credit agreement is secured by substantially all of the assets of the Company and contains certain financial covenants including a fixed charge coverage ratio and leverage ratio, computed quarterly. The Company was in compliance with those covenants as of December 31, 2015.

At December 31, 2015, future principal payments on term debt are as follows:

2016	$658
2017	658
2018	658
2019	63,168
Total	$65,142

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events for potential recognition and disclosures through March 4, 2016, the date the financial statements were originally available to be issued.

In connection with the reissuance of the financial statements, the Company has further evaluated subsequent events for potential recognition and disclosures through July 14, 2016, the date the financial statements were available to be reissued.

On April 29, 2016, CEB Inc. acquired the assets of CXO Acquisition Co., Sports Leadership Acquisition Co., Evanta Ventures, Inc., and Sports leadership Institute, Inc. CEB Inc. paid cash consideration of $285,500. That acquisition resulted in term debt of $65,142 being paid off in full at that date.  Additionally, the acquisition triggered a liquidity event for the Company’s preferred stock and profit interest units, and these amounts were paid out consistent with the distribution preferences described in Notes 7 and 8.